UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/12/2010

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 12, 2010, Dynavax Technologies Corporation (the "Company') held its 2010 Annual Meeting of Stockholders (the "Annual Meeting"), at the Company's executive office in Berkeley, California. A total of 54,359,311 shares of the Company's common stock were entitled to vote as of March 17, 2010, the record date for the Annual Meeting. There were 41,184,508 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on two (2) proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors.

With respect to the election of the following nominees as Directors of the Company to hold office until the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

NOMINEE               VOTES CAST FOR            VOTES WITHHELD       BROKER NON-VOTES

Dino Dina, M.D.             26,105,949                      421,775                     27,831,587
Dennis Carson, M.D.          24,308,350                      2,219,374                   27,831,587
Denise Gilbert, Ph.D.       26,079,732                      447,992                     27,831,587
Mark Kessel                  26,136,827                      390,897                     27,831,587

Proposal 2. Appointment of Independent Auditors

The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2010 received the following votes:
FOR                   AGAINST                   ABSTAIN             BROKER NON-VOTES
   40,343,988            666,443                   174,077                  13,174,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: May 13, 2010	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President